Exhibit 99.1

On January 23, 2020, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. Announces Dividend

Dividend will be payable March 16, 2020

Columbus Grove, Ohio, January 23, 2020 – United Bancshares, Inc. (NASDAQ: UBOH) announced today that its Board of Directors approved a cash dividend of $0.14 per common share payable March 16, 2020 to shareholders of record at the close of business on February 28, 2020.

United Bancshares, Inc. is the holding company of The Union Bank Company, which serves Allen, Delaware, Franklin, Hancock, Marion, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Pemberville, Plymouth and Westerville Ohio.

United Bancshares, Inc. has 3,268,095 common shares outstanding as of December 31, 2019.

Contact:

Brian D. Young

President and CEO

United Bancshares, Inc.

105 Progressive Drive

Columbus Grove, Ohio 45830

(419) 659-2141

Email: info@theubank.com